Exhibit 10.3
AMENDMENT NUMBER ONE TO THE
CARRIER GLOBAL CORPORATION
AMENDED AND RESTATED SAVINGS RESTORATION PLAN

WHEREAS, Carrier Global Corporation (the “Corporation”) established the Amended and Restated Carrier Global Corporation Savings Restoration Plan, effective as of March 11, 2020 (the "Plan");
WHEREAS, the Corporation reserves the right to amend the Plan through the action of its Employee Benefit Committee (the "EBC");
WHEREAS, the EBC has delegated authority to amend the Plan to the Benefit Administration Subcommittee (the "BAS");
WHEREAS, the Corporation desires to amend the Plan to align the vesting schedule in the Carrier Retirement Savings Plan, as amended ("Savings Plan");
WHEREAS, these amendments were previously approved by the BAS.
NOW, THEREFORE, the Plan is hereby amended as set forth below, effective as of July 1, 2023:
1.The definition of "Disability" in Section (n) of Article II is amended in its entirety to read as follows:
(n) Disability means a permanent and total disability as determined under the Corporation’s long-term disability plan applicable to the Participant, or if there is no such plan applicable to the Participant, “Disability” means a determination of total disability by the Social Security Administration; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A(a)(2)(C) of the Code, with respect to a distribution that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code.
2.Section 5.5 is amended in its entirety to read as follows:
5.5.    Vesting of Contributions
A Participant is always 100% vested in his or her Participant Contribution Account. A Participant shall be vested in the value of his or her Carrier Contribution Account upon the first to occur of the following: completion of two (2) years (including the UTC SRP prior to the Spin-off) of "Continuous Service" (as defined in the Qualified Savings Plan); attainment of age 65; the death or Disability of the Participant while employed by a Carrier Company; the layoff of a Participant from a Carrier Company due to lack of work; or the Participant's entrance into United States military service before completing two (2) years of Continuous Service.
[Signatures on following page]

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IN WITNESS WHEREOF, this amendment has been executed by a duly authorized representative of the Benefit Administration Subcommittee as of the date indicated below.
BENEFIT ADMINISTRATION SUBCOMMITTEE

By: /s/ Randy Michel, VP Total Rewards

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